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                                                                   EXHIBIT 10.16

                                 FIRST AMENDMENT
                           TO STOCK TRANSFER AGREEMENT

     THIS FIRST AMENDMENT TO STOCK TRANSFER AGREEMENT (this "First Amendment") is entered into as of July 19, 2002, by and between QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the "Company") and GENERAL MOTORS CORPORATION, a Delaware corporation ("GM").


                                    RECITALS

     A. The parties to this First Amendment entered into several agreements each dated June 12, 2001, one of which was a Stock Transfer Agreement (the "STA"). Together, the June 12, 2001 documents are referred to as the Transactional Agreements.

     B. The effectiveness of each Transactional Agreement is contingent upon, among other things, the Spin-Off of the Company by its current owner IMPCO Technologies, Inc., a Delaware company ("IMPCO").

     C. IMPCO and the Company have requested certain changes in the STA in order to facilitate the Spin-Off and to take into account various changed circumstances that have occurred since the Transactional Agreements were signed, and GM has agreed to certain of those changes, as more fully set forth in this First Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this First Amendment and in the Transactional Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the STA shall be amended and supplemented as follows:


                                    ARTICLE I
                              ACQUISITION OF SHARES

     1.1  Defined Terms

          (a) Capitalized terms not specifically defined herein are defined in the STA.

          (b) The Company's proper name is Quantum Fuel Systems Technologies Worldwide, Inc. instead of Quantum Technologies Worldwide, Inc.

     1.2  Transfer

          (a) All references in the STA and other Transactional Agreements to a Twenty Percent (20%) interest in Quantum to be owned by GM shall be revised to a Nineteen and Nine Tenths Percent (19.9%) interest.

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          (b) The terms of the Series A Common Stock, $0.001 par value per share, to be acquired by GM (the "Acquired Shares") shall be revised to have the rights, privileges and restrictions set forth on Exhibit A to this First Amendment, which shall replace in its entirety Exhibit A to the STA. The Series A Common Stock now provides for anti-dilution protection to maintain its percentage interest in the event of stock dividends, stock splits or stock combinations, and for the issuance of non-voting Series B Common Stock if the Company issues other shares of Common Stock (other than pursuant to certain employment related plans) in private transactions or in an IPO. Upon completion of a Company IPO, the Series A Common Stock will convert to regular Common Stock. The Series B Common Stock will convert to regular Common Stock when transferred to a person or entity that is not affiliated with GM.


                                   ARTICLE II
                                     CHANGES

     2.1  Revised Capitalization

          The Company's capitalization immediately prior to the Spin-Off will be as set forth in Section 4.2 of the STA has been revised as set forth in Exhibit
A. Immediately prior to the Spin-Off, the Series A and Series B Common Stock will have the rights, privileges and restrictions set forth in Exhibit A. A total of 1,000 shares of Common Stock have been issued as of the date of this First Amendment.

     2.2  List of Holders

          IMPCO is or will be the sole holder of all outstanding shares of the Company's Common Stock prior to the Spin-Off. Schedule 4.2(c) to Exhibit C to the STA is deleted as being unnecessary, since there are no additional holders to disclose.

     2.3  Inventions and Confidential Information Agreements

          Exhibit B includes a list of employees who have entered into Inventions and Confidential Information Agreements referred to in Section 4.7(c) of the STA. This list includes all technical personnel and other persons having access to sensitive information currently employed by the Company. The Company is aware that former employees of the Company did not enter into these agreements, although the Company believes that all former employees who had access to sensitive information relating to the Company's business entered into similar restrictive agreements with IMPCO.

     2.4  Intellectual Property

          The representations and warranties in Section 4.7, as modified by section 2.3 of this First Amendment, will be true and correct when IMPCO transfers the Intellectual Property and other property to the Company prior to the Spin-Off and will be true at Closing.

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     2.5  Updated Litigation Schedule

          Exhibit C replaces Schedule 4.9 to Exhibit C of the STA.


                                   ARTICLE III
                               CONDUCT OF BUSINESS

     3.1  Stock Option Agreement

          The Company's standard stock option plan and agreement is attached as Exhibit D. GM acknowledges that the Company has conferred with GM about this plan as required by Article 5 of the STA. GM neither approves nor disapproves of this plan.


                                   ARTICLE IV
                                   CONDITIONS

     4.1  Syed Hussain

          Syed Hussain is no longer employed by the Company or by IMPCO. Accordingly, he will not enter into an employment agreement as contemplated by the STA. Prior to his departure, he did not enter into an Inventions and Confidential Information Agreement, although he did enter into a restrictive agreement with IMPCO in 1992. All conditions in the STA or other Transactional Agreements that contemplate or require Syed Hussain's continued employment by the Company or IMPCO are waived by the Company and by GM.


                                    ARTICLE V
                                  MISCELLANEOUS

     5.1  Amendment

          This First Amendment amends and supplements the STA. To the extent that any provisions of this First Amendment are inconsistent with the provisions of the STA, the provisions of this First Amendment shall prevail. In all other respects the terms and conditions of the STA shall remain in full force and effect unmodified.

     5.2  Governing Law

          This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and to be performed entirely within such state.

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     5.3  Notices

          From and after the date of this First Amendment, notices to the Company under the STA and other Transactional Agreements shall be directed to the Company at 17872 Cartwright Road, Irvine, CA 92614 to the attention of Alan
P. Niedzwiecki, President and Chief Operating Officer.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

                                        COMPANY

                                        QUANTUM FUEL SYSTEMS
                                        TECHNOLOGIES WORLDWIDE, INC.,
                                        A Delaware Corporation

                                         By:    /s/ Alan P. Niedzwiecki
                                           -------------------------------------
                                                  Name:  Alan P. Niedzwiecki
                                                  Title: President and Chief
                                                          Operating Officer


                                        GENERAL MOTORS CORPORATION,
                                        A Delaware corporation

                                        By:     /s/ Anne T. Larin
                                           -------------------------------------
                                                  Name:  Anne T. Larin
                                                  Title: Assistant Secretary


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